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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 1, 2001
                              --------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                           NETMEASURE TECHNOLOGY, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                                          86-0914695
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   (State or other jurisdiction                              (IRS Employer
        of incorporation)                                  Identification No.)


                                     0-27675
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                            (Commission File Number)

              370-1122 Mainland Street, Vancouver, British Columbia
                                 Canada V6B 5L1
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               (Address of principal executive offices (zip code))

                                 (604) 669-2255
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              (Registrant's telephone number, including area code)


              ----------------------------------------------------
                        (Former Name and Former Address)

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ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SALE OF ASSETS

NetMeasure Technology Inc. ("NetMeasure") wishes to report that it has entered into an agreement (the "Agreement") to sell the assets (the "Assets") of its wholly owned subsidiary, NetMeasure Technology (Canada) Inc. to a private company, Tisai Inc., a Delaware corporation. These Assets constitute substantially all the assets of NetMeasure and NetMeasure Technology (Canada) Inc. The Board of Directors of NetMeasure and NetMeasure Technology (Canada) Inc., as well as shareholders representing a majority of the issued and outstanding shares of NetMeasure, have approved the sale of the Assets.

In a March 6, 2001 letter to shareholders, NetMeasure management advised shareholders that NetMeasure and its subsidiary had run out of funds, had not been able to secure additional financing, were unable to pay employees and most of the employees had moved on to other assignments.

The sale price for the Assets, which include the company's ProbeNET technology, is $1,500,000 US and the sale is expected to close by the end of August. The Agreement requires NetMeasure, after retiring its debt and the debt of NetMeasure Technology (Canada) Inc., to use the remaining funds to extend an offer (the "Share Buyback") to all shareholders to buy back their shares for cash. Management estimates total debt should not exceed $750,000 US. As a condition of the sale certain current and former contractors and employees of NetMeasure Technology (Canada) Inc., including the company's CEO, have agreed to enter into employment or contractual relationships with Tisai Inc. after the closing; and to tender their shares in the Share Buyback and reinvest the proceeds in Tisai Inc.

Between now and the closing, a few of the former employees of NetMeasure Technology (Canada) Inc. have agreed to return to the company and resume product development and market research activities under the leadership of Tisai's CEO, who will be providing his services to NetMeasure Technology (Canada) Inc. for $1.00 per month. NetMeasure's Board of Directors and management are currently undecided about a future direction for NetMeasure and will be evaluating various alternatives over the next several weeks.

ITEM 5.  OTHER EVENTS

CHANGE IN CERTIFYING ACCOUNTANTS

On January 31, 2001 NetMeasure Technology Inc. (the "Company") engaged Grant Thornton LLP, Chartered Accountants of Vancouver, British Columbia ("Grant Thornton") as its principal independent accountants to audit the Company's financial statements. On the same date, the Company advised Davidson & Company, Chartered Accountants of Vancouver, British Columbia that it would no longer serve as the Company's independent accountant. The Company's Board of Directors approved the engagement of Grant Thornton and the dismissal of Davidson & Company.

The reports of Davidson & Company on the Company's financial statements for the year ended December 31, 1999 did not contain adverse opinions or disclaimers of opinions and were not qualified or modified as to audit scope or accounting principles although their report did contain a fourth explanatory paragraph referring to uncertainty related to the company's ability to continue as a going concern.

In connection with the audit of the Company's financial statement for the fiscal year ended December 31, 1999, there were no disagreements with Davidson & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Davidson & Company, would have caused Davidson & Company to make a reference to the matter in their report.

RECENT SALES OF UNREGISTERED SECURITIES

On April 23, 2001 5,000,000 shares were issued to an accredited investor outside the United States, in reliance upon Rule 903 of Regulation S. The investor paid a price of $125,000 US for the shares. No underwriters were involved. This provided NetMeasure with the financial resources to rehire a few former employees, on a contract basis, and resume product development and market research activities; and to become current on its accounting and SEC filings.


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ITEM 7. EXHIBITS


The following exhibits are filed with or incorporated by reference into this Form 8-K/A.

Exhibit 23.1            Letter from Davidson & Company
Exhibit 99.1            Offer By Tisai Inc.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 1, 2001               NetMeasure Technology, Inc.



                                    By:      /s/ Randy Voldeng
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                                             Randy Voldeng
                                             President